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                         [HOGAN & HARTSON L.L.P. LETTERHEAD]

                                  March 9, 1998


Board of Directors
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana  47905

Ladies and Gentlemen:

           We are acting as counsel to Wabash National Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 200,000 shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") and up to 352,000 shares of the Company's Series B 6% Cumulative Convertible Exchangeable Preferred Stock, stated value $50.00 per share (the "Preferred Stock" and together with the Common Stock, the "SHARES"). The Registration Statement also relates to the proposed public offering of up to $17,600,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2007 that may be acquired upon exchange of the Preferred Stock therefor (the "DEBENTURES"). The Registration Statement further relates to the proposed public offering of shares of Common Stock issuable upon conversion of the Preferred Stock and shares of Common Stock issuable upon conversion of the Debentures (the "CONVERSION SHARES" and together with the Shares and the Debentures, the "WABASH SECURITIES"). All of the Wabash Securities are being sold for the account of the holder thereof (the "SELLING SECURITYHOLDER"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

           For purposes of this opinion letter, we have examined copies of the following documents:

           1. An executed copy of the Registration Statement.

           2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on March 5,
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HOGAN & HARTSON L.L.P.
Board of Directors
Wabash National Corporation
March 9, 1998
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              1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

           3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

           4. Resolutions of the Board of Directors of the Company adopted on March 26 and April 14, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Wabash Securities and arrangements in connection therewith.

           5. The Form of Indenture for the 6% Convertible Subordinated Debentures due 2007 (the "Indenture").

           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

           Based upon, subject to and limited by the foregoing, we are of the opinion that (i) assuming receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares described in the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable; (ii) the Conversion Shares have been duly authorized and, upon due conversion of the Preferred Stock and the Debentures, will have been validly and legally issued and will be fully paid and non-assessable; and (iii) following execution and delivery of the Indenture and due execution, authentication, issuance and delivery of the Debentures upon exchange of the Preferred Stock therefor, in accordance with the terms of the Preferred Stock, the Debentures will be valid and binding obligations of the Company.
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HOGAN & HARTSON
Board of Directors
Wabash National Corporation
March 9, 1998
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           We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

           We hereby consent to the filing of this opinion letter as Exhibit
5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                     Very truly yours,

                                                     /s/ HOGAN & HARTSON L.L.P

                                                     HOGAN & HARTSON L.L.P.